Exhibit 10.10

AMENDMENT AND EXTENSION OF NOTE PURCHASE AGREEMENT

THIS AMENDMENT AND EXTENSION OF NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of May 8, 2023, (the “Execution Date”), is entered into by and between NEXIEN BIOPHARMA, INC., a Delaware corporation (the “Company”), and QUICK CAPITAL, LLC, a Wyoming limited liability company (the “Buyer”).

WHEREAS, the Company and the Buyer entered into a Note Purchase Agreement dated January 18, 2022 (the “Original Agreement”), and Buyer purchased from the Company, pursuant to the terms of the Original Agreement (i) a convertible promissory note of the Company in the principal amount of $170,454 (the “Note”), convertible into shares (the “Conversion Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) pursuant to the terms of the Note; and (ii) warrants to acquire 347,512 shares (the “Warrant”); and

WHEREAS, the maturity date of the Note was January 18, 2023 (the “Original Maturity Date”); and

WHEREAS, the Company and Buyer wish to extend the Original Maturity Date of the Note on the terms and conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	EXTENSION OF NOTE.

(a)	Extension of Original Maturity Date. The Original Maturity Date shall be June 30, 2023 (the “Extended Maturity Date”).

(b)	Interest During Extension Period. From January 19, 2023 to June 30, 2023, or such later date if the Extended Maturity Date is extended, interest shall accrue on the Note at the rate of twelve percent (12%) per annum.

2.	REPAYMENT FROM PROCEEDS. The provisions of Section 5(c) of the Original Agreement and Section 2.9 of the Note shall apply only if the Company receives at least $5,000,000 in net proceeds from an equity financing, whether in one or more closings and from one or more investors, and if such repayment is not deemed to impair the saleability of the equity financing in the opinion of the lead underwriter/placement agent.

3.	CONVERSION OF NOTE. The parties hereby confirm Buyer’s right to convert the Note, in accordance with the terms of the Note.

4.	STANDSTILL. During the Extended Maturity Date the Buyer will not proceed to judicially enforce any defaults under the Note, provided the Company is in compliance with the terms of this Agreement.

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Amendment and Extension of Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

NEXIEN BIOPHARMA, INC.

By:	/s/ Richard Greenberg
Name:	Richard Greenberg
Title:	CEO

BUYER:

QUICK CAPITAL, LLC

By:	/s/ Eilon D. Natan
Name:	Eilon D. Natan
Title:	Manager